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                                                                   Ex. 10(24)

                             EMPLOYMENT AGREEMENT


THIS AGREEMENT entered into as of January 1, 1996 by and between Sara Lee Corporation, a Maryland corporation, with its principal place of business at Three First National Plaza, Suite 4600, Chicago, Illinois 60602 U.S.A. 60602 ("Sara Lee"), and F.L.V. Meysman, an individual whose principal residence is at Nachtegaallaan 1, 2243 EL Wassenaar, the Netherlands ("Meysman").

INTRODUCTION

A. Meysman is a Senior Vice President of Sara Lee. Meysman also serves as Chairman of the Board of Management of Sara Lee|DE N.V., an indirect, wholly-owned subsidiary of Sara Lee, incorporated in the Netherlands ("Sara Lee|DE") .

B. Meysman has agreed to continue to serve Sara Lee and Sara Lee|DE as a Senior Vice President and as Chairman of Sara Lee|DE's Board of Management, respectively, in consideration for certain compensation and benefits.

C. Meysman has entered into a written employment agreement with Sara Lee dated November 9, 1994, providing for certain compensation and benefits to Meysman in consideration for his services as Senior Vice President (the "Employment Agreement").

D. Meysman has entered into a written employment agreement with Sara Lee|DE dated as of November 9, 1994, providing for certain compensation and benefits related to his services as Chairman of the Board of Management of Sara Lee| DE (the "Sara Lee|DE Employment Agreement").

E. Meysman and Sara Lee desire to amend and restate the terms of the Employment Agreement.

Now therefore, Sara Lee and Meysman hereby agree to amend and restate the Employment Agreement as follows:

1. EMPLOYMENT - DUTIES AND RESPONSIBILITIES

   Subject to the terms and conditions of this Agreement, Sara Lee agrees to continue to employ Meysman in the capacity of Senior Vice President.
   In consideration of the compensation and benefits provided for in this Agreement, Meysman agrees to perform such services as may be requested from time to time by Sara Lee. Without limiting the foregoing, Meysman agrees to assist with the ongoing design and development of Sara Lee's corporate and business strategies, acquisition and divestment policies, business planning, human resources policies, (cross divisional) management development programs and corporate communications policies. In addition Meysman agrees to (i) represent Sara Lee externally and enhances investor relations and (ii) contribute to and establish programs and policies to optimize the financial results of the respective divisions and operating companies of Sara Lee. In undertaking the foregoing duties and responsibilities, the parties acknowledge and agree that Meysman requires to be in the U.S.A. for at least twenty days per year.

2. EMPLOYMENT AT WILL

   The parties acknowledge and agree that Meysman shall hold his office as a Senior Vice President of Sara Lee at the pleasure of the Board of Directors of Sara Lee, and that consequently, Meysman is an "at will" employee and this Agreement and his employment may be terminated by Sara Lee at any time without reason or cause.

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3. ANNUAL SALARY

   In consideration for the services rendered by Meysman to Sara Lee, during the term of this Agreement and commencing as of January 1, 1996 Sara Lee shall pay Meysman an annual gross salary of NLG 178,000. Sara Lee shall evaluate Meysman's performance at least annually and may adjust his annual gross salary as of January 1 of each succeeding year that this Agreement remains in effect. Sara Lee shall pay Meysman's salary, after deducting or withholding all applicable payroll taxes and premiums due in the U.S.A., paid in advance, in four quarterly installments, on or about the last business day of December, March, June and September. At Meysman's request, Sara Lee will arrange for the direct deposit (via wire transfer or other electronic delivery) of Meysman' s quarterly annual salary payments to Meysman's bank or other financial institution.

4. SHORT-TENM (ANNUAL) PERFORMANCE INCENTIVE PLAN

   During the term of this Agreement, Meysman shall be entitled to participate in the Sara Lee Corporation Short-Term (Annual) Performance Incentive Plan (the "Annual Plan") in accordance with the terms and conditions of the Annual Plan. The Annual Plan currently provides for the opportunity to earn additional compensation payable in cash (the "Annual Bonus"). The potential amount of the Annual Bonus may be related to the performance of operating businesses for which Meysman is responsible, the performance of Sara Lee Corporation in its entirety, and the performance of Meysman in meeting certain individual performance criteria.

   Under the terms of the Annual Plan Meysman shall be eligible to earn an incentive award, payable in cash, of up to 100% of his annual salary during each fiscal year. The performance standards against which his award will be determined shall be established at the beginning of each fiscal year during the term of this Agreement by the Sara Lee executive to whom Meysman reports and the terms and provisions established for the Annual Plan by Sara Lee's Board of Directors, or a committee thereof. Any award earned by Meysman under the Annual Plan payable in cash shall be paid to Meysman at the same time as awards under the Annual Plan are paid to other Sara Lee executives.

5. FINANCIAL COUNSELING

   During the term of this Agreement, Sara Lee shall reimburse Meysman for amounts paid by him related to his personal financial counseling in accordance with the terms and conditions of the Sara Lee Corporation Personal Financial Counseling Program.

6. AGREEMENT WITH RESPECT TO CONFIDENTIAL INFORMATION

   (a)   NONDISCLOSURE OF CONFIDENTIAL INFORMATION
         Meysman agrees, during the term of employment and after employment, to keep confidential all information relating to the business of Sara Lee which he learns or develops or has access to during the term of this employment, excepting only such information as is already known to the public, or becomes known to the public through no fault of Meysman, and not to use (except in the ordinary course of his employment), release, or disclose the same except with the prior written permission of Sara Lee.

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         As used in this Agreement, "confidential information" means any information or compilation of information relating to the business of Sara Lee not publicly known or readily ascertainable by proper means. It includes, but is not limited to, trade secrets, customer lists, price lists, and information relating to products, technology, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

   (b)   SARA LEE PROPERTY
         Meysman agrees that all Sara Lee property including records, files, memoranda, reports, price lists, customer lists, plans, documents, equipment and the like, relating to the business of Sara Lee, which Meysman shall use or prepare or come into contact with, shall be the exclusive property of Sara Lee. Meysman further agrees that, upon request by Sara Lee, and in any event upon termination of employment, Meysman shall turn over to Sara Lee such property in his possession or under his control.

7. REMEDIES
   Meysman agrees that this Agreement is intended to protect and preserve legitimate business interests of Sara Lee and that it will be difficult, if not impossible, to compute the amount of loss and damage to Sara Lee if Meysman should breach his covenants under this Agreement. It is further agreed that any breach or threatened breach of this Agreement may render irreparable harm to Sara Lee.

   Accordingly, in the event of a breach or threatened breach by Meysman, Sara Lee shall have available to it all remedies provided by law or equity, including, but not limited to, preliminary and permanent injunctive relief, without the requirement to deliver or post security, to restrain Meysman from violating this Agreement. Nothing herein shall be construed as prohibiting Sara Lee from pursuing any other remedies available to it. Notwithstanding any legal remedies available to Sara Lee as a result of a breach of this Agreement, in the event of a breach by Meysman, Sara Lee shall be entitled to withhold and avoid payment of any money or other benefits due or to become due under this or any other agreement between Meysman and Sara Lee with the exception of any basic compensation earned prior to termination.

8. TERMINATION AND SEVERANCE

   In the event this Agreement is terminated by Sara Lee, Meysman shall be eligible for severance benefits subject to the terms and conditions of the Sara Lee Corporation Severance Policy for Corporate officers, as amended from time to time (the "Policy"). The severance benefits, if any, payable under the Policy shall be the sole and exclusive severance benefits payable to Meysman.

9. OTHER TERMS AND CONDITIONS OF EMPLOYMENT

   This Agreement shall not be deemed to amend or modify the terms and conditions of the Sara Lee|DE Agreement. The Sara Lee|DE Agreement shall remain in full force and effect in accordance with its provisions.

10. GOVERNING CONDITIONS

   This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

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11. ENTIRE AGREEMENT/AMENDMENTS

This Agreement supersedes all existing agreements between the parties, whether written or oral, including the Employment Agreement with respect to Meysman's employment by Sara Lee. No change, modification or amendment of this Agreement shall be of any effect unless in writing and signed by Meysman and Sara Lee.


/s/Frank L. Meysman
---------------------------
Frank L. Meysman

                                          SARA LEE CORPORATION

                                          /s/Gary C. Grom
                                          -------------------------------
                                          By: Gary C. Grom
                                              Senior Vice President
                                              Human Resources